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                            NUTTER, McCLENNEN & FISH



                VOLUME SUBMITTER DISCRETIONARY CONTRIBUTION PLAN




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                            NUTTER, MCCLENNEN & FISH
                VOLUME SUBMITTER DISCRETIONARY CONTRIBUTION PLAN


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I    PREAMBLE                                                       1

ARTICLE II   DEFINITIONS                                                    2

             2.1     Account
             2.2     Administrator                                          2
             2.3     Adoption Agreement                                     2
             2.4     Affiliated Company                                     2
             2.5     Annuity Starting Date                                  3
             2.6     Break in Service                                       3
             2.7     Code                                                   3
             2.8     Company                                                3
             2.9     Company Contribution                                   4
             2.10    Company Contribution Account                           4
             2.11    Compensation                                           4
             2.12    Credited Service                                       6
             2.13    Earned Income                                          6
             2.14    Effective Date                                         6
             2.15    Elective Contribution                                  6
             2.16    Elective Contribution Account                          7
             2.17    Eligible Employee                                      7
             2.18    Employee                                               7
             2.19    Employee Contribution                                  7
             2.20    Employee Contribution Account                          7
             2.21    Entry Date                                             8
             2.22    ERISA                                                  8
             2.23    Highly Compensated Employee                            8
             2.24    Hour of Service                                        9
             2.25    Matching Contribution                                 13
             2.26    Matching Contribution Account                         14
             2.27    Normal Retirement Age                                 14
             2.28    Participant                                           14
             2.29    Plan                                                  14
             2.30    Plan Year                                             14
             2.31    Prior Plan                                            14
             2.32    Rollover Account                                      14
             2.33    Self-Employed Individual                              15
             2.34    Sponsor                                               15
             2.35    Trust                                                 15
             2.36    Trustee                                               15
             2.37    Valuation Date                                        15
             2.38    Year of Service                                       15

ARTICLE III  PARTICIPATION                                                 17

             3.1     Participation                                         17
             3.2     Termination of Participation                          17
             3.3     Rejoining After Termination                           17
                       of Participation                                    17
             3.4     Prior Plan Provisions to Apply





                                       (i)

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                          to Certain Persons                               17




ARTICLE IV   CONTRIBUTIONS                                                 19

             4.1        Company Contributions                              19
             4.2        Employee Contributions                             19
             4.3        Elective Contributions                             19
             4.4        Matching Contributions                             20
             4.5        Time of Contributions                              20
             4.6        Limitations on Annual Additions
                          under Section 415 of the Code                    21
             4.7        Nondiscrimination Provisions Under
                          Section 401(k)(3) of the Code                    22
             4.8        Nondiscrimination Provisions Under
                          Section 401(m)(2) of the Code                    26
             4.9        Limitation of Section 402(g) of
                          the Code                                         30
             4.10       Limit on Contributions of the
                          Company                                          31
             4.11       Limited Return of Contributions                    31
             4.12       Rollovers                                          31

ARTICLE V    ALLOCATIONS TO PARTICIPANTS' ACCOUNTS                         33

             5.1        Individual Accounts                                33
             5.2        Allocation of Contributions                        33
             5.3        Allocation of Forfeitures                          34
             5.4        Adjustments to Accounts                            34
             5.5        Investment of Accounts                             34
             5.6        Appointment of Investment Manager                  35

ARTICLE VI   RETIREMENT                                                    36

             6.1        Retirement                                         36
             6.2        Disability Retirement                              36

ARTICLE VII  BENEFITS                                                      37

             7.1        Benefits on Retirement                             37
             7.2        Benefits on Death                                  37
             7.3        Termination of Employment                          38
             7.4        Changes in Vesting
                          Schedule                                         38
             7.5        Manner of Payment of Benefits                      39
             7.6        Time of Payment of Benefits                        39
             7.7        Annuity Distributions                              40
             7.8        Spousal Consent                                    45
             7.9        Separate Account                                   46
             7.10       Installment Payment Fund                           47
             7.11       Cash-Outs of Certain Benefits                      47
             7.12       Repayment of Distribution                          48




                                      (ii)

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                 7.13    Direct Rollover                                  49
                 7.14    Immediate Distributions                          50
                 7.15    Required Distributions                           51
                 7.16    Latest Commencement Date
                           of Benefits                                    54
                 7.17    Nonalienation of Benefits                        55
                 7.18    Distributions Required by a
                           Qualified Domestic Relations
                           Order                                          55
                 7.19    Certain Distribution Options
                           Protected                                      56
                 7.20    Incapacity of Payee                              56
                 7.21    No Vested Rights                                 57

ARTICLE VIII     WITHDRAWALS AND LOANS                                    58

                 8.1     Hardship Withdrawals                             58
                 8.2     Withdrawals After Age 59 1/2                     60
                 8.3     Other Withdrawals                                61
                 8.4     Loans To Participants                            61

ARTICLE IX       TOP-HEAVY PROVISIONS                                     67

                 9.1     Top-Heavy Minimum Contributions                  67
                 9.2     Top-Heavy Vesting                                67
                 9.3     Adjustment to Limitation
                           on Benefits                                    68
                 9.4     Definitions                                      68

ARTICLE X        TRUSTEE                                                  72

                 10.1    Appointment                                      72
                 10.2    Removal and Replacement                          72
                 10.3    Changes in Trust Arrangements                    72

ARTICLE XI       ADMINISTRATION OF PLAN                                   73

                 11.1    Appointment of Administrator                     73
                 11.2    Powers and Duties                                74
                 11.3    Effect of Interpretation or
                           Determination                                  76
                 11.4    Nondiscriminatory Exercise of
                           Authority                                      76
                 11.5    Named Fiduciary                                  76
                 11.6    Expenses and Indemnification                     77
                 11.7    Examination of Records                           77
                 11.8    Claims and Review Procedures                     77

ARTICLE XII      AMENDMENT AND TERMINATION                                80

                 12.1    Amendment                                        80
                 12.2    Termination                                      81
                 12.3    Notices with Respect to




                                      (iii)

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                        Termination                                   82

ARTICLE XIII   MISCELLANEOUS PROVISIONS                               83

               13.1     Participant and Employee Rights               83
               13.2     Exclusive Benefit                             83
               13.3     Release by Participants                       84
               13.4     Failure of Initial Qualification              84
               13.5     Merger                                        84
               13.6     Governing Law                                 85






                                      (iv)

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                                    ARTICLE I


     The Plan and Trust are intended to qualify as a discretionary contribution plan and trust under sections 401(a) and 501(a) of the Code. If provided under
Article IV of the Adoption Agreement, the cash or deferred arrangement under the Plan is intended to qualify under section 401(k) of the Code.




                                   ARTICLE II
                                   DEFINITIONS

     Wherever used in the Plan, the following terms have the following meanings:

     2.1 "Account" or "Accounts" means the account or accounts established for the benefit of a Participant under Section 5.1.

     2.2 "Administrator" means the person or persons appointed pursuant to
Article XI to administer the Plan.

     2.3 "Adoption Agreement" means the agreement in accordance with which the Company adopts the Plan. The Adoption Agreement constitutes part of the Plan.

     2.4 "Affiliated Company" means (a) any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) with the Company; (b) any trade or business, whether or not incorporated, which is under common control (as defined in section 414(c) of the Code) with the Company; (c) any trade or business which is a member of an affiliated service group (as defined in section 414(m) of the Code) of which the Company is also a member; or (d) any organization required to be aggregated with the Company pursuant to regulations issued under section 414(o) of the Code; PROVIDED, that the term "Affiliated Company" shall not include any corporation, unincorporated trade or business or other organization prior to the date on which such corporation, trade or business or organization satisfies the affiliation or control test of (a), (b), (c) or (d) above. In identifying an "Affiliated Company" for purposes of Section 4.6, the definitions in sections 414(b) and (c) of the Code will be modified as provided in section 415(h) of the Code.

     2.5 "Annuity Starting Date" means the first day as of which benefits are payable as an annuity or, if benefits are not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

     2.6 "Break in Service" means one or more consecutive One Year Breaks in Service. The term "One Year Break in Service" means, with respect to any Employee, a Plan Year during which the Employee does not complete more than 500 Hours of Service.

     2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8 "Company" means the Sponsor and any Affiliated Company which adopts the Plan with the consent of the Sponsor.

     2.9 "Company Contribution" means the amount contributed by the Company for each Plan Year in accordance with the provisions of Section 4.1.

     2.10 "Company Contribution Account" means the account maintained for a Participant to which his or her share of Company Contributions is allocated,


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together with income, expenses, gains or losses attributable to such
Contributions.

     2.11 "Compensation" means, with respect to any Participant for a Plan Year,

     (a) For purposes of Sections 4.6 and 9.1, the Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income, including but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances, but not including any items excludable from the definition of compensation under Treasury Regulations, sections 1.415-2(d)(2) and (3).

     (b) For purposes of Sections 2.23 and 9.4(a), the amounts specified in paragraph (a) above, but including any amount which is not includable in the gross income of an Employee by reason of sections 125, 402(a)(8) (prior to January 1, 1993), 402(e)(3) (on or after January 1, 1993), 402(h)(1)(B) or 403(b) of the Code.

     (c) For all other purposes under the Plan, the amounts specified by the Sponsor in the Adoption Agreement.

     (d) For a Self-Employed Individual, (i) for purpose of Sections 4.6 and 9.1, his or her Earned Income, and (ii) for all other proposes under the Plan, his or her Earned Income, but including the amounts specified in subsection (b).

     Compensation shall include only compensation actually paid to a Participant during the Plan year. Consistent with section 401(a)(17) of the Code, the Compensation of each Participant for any Plan Year shall be limited to $200,000 and, for Plan Years beginning on or after January 1, 1994, to $150,000, as adjusted in each case from time to time by the Secretary of the Treasury or his delegate. In computing such limitation, the rules of Code section 414(q)(6) shall apply, except that the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the Plan Year.

     2.12 "Credited Service" means, with respect to any Employee, the number of Plan Years during which the Employee has completed at least 1,000 Hours of Service; PROVIDED that, as specified in the Adoption Agreement with respect to Breaks in Service, certain Plan Years shall not be included as Credited Service.

     2.13 "Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Company to a plan to the extent deductible under section 404 of the Code. For tax years commencing after December 31, 1989, Earned Income is computed without regard to the deduction allowed the Company under Code section 164(f).

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     2.14 "Effective Date" means the date selected by the Sponsor in the
Adoption Agreement.

     2.15 "Elective Contribution" means a contribution made for the benefit of a Participant pursuant to Section 4.3.

     2.16 "Elective Contribution Account" means the account maintained for a Participant to which Elective Contributions made for the benefit of the Participant are allocated, together with income, expenses, gains or losses attributable to such Contributions.

     2.17 "Eligible Employee" means an Employee eligible to participate in the Plan as specified in the Adoption Agreement.

     2.18 "Employee" means any person between whom and the Company or an Affiliated Company there exists the common law relationship of employee and employer. Such term shall include a Self-Employed Individual. Any person who is a "leased employee," within the meaning of section 414(n) of the Code, and any person required to be considered an employee pursuant to regulations under section 414(o) of the Code, shall be considered an Employee to the extent required under such section; PROVIDED, that no such person shall be eligible to become a Participant until he or she is actually employed by the Company.

     2.19 "Employee Contribution" means a contribution made by a Participant pursuant to Section 4.2.

     2.20 "Employee Contribution Account" means the account maintained for a Participant to which Employee Contributions made by the Participant are allocated, together with income, expenses, gains or losses attributable to such Contributions.

     2.21 "Entry Date" means the dates specified in the Adoption Agreement.

     2.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.23 "Highly Compensated Employee" means an Employee who, during the Plan Year or the preceding Plan Year,

     (a) was at any time a 5-percent owner, as defined in section 416(i)(1) of the Code, of the Company,

     (b)  received Compensation in excess of $75,000,

     (c) received Compensation in excess of $50,000 and was in the top-paid group of employees, as defined in section 414(q)(4) of the Code, based upon the exclusion of all employees excludable under section 414(q)(8), for the Year, or

     (d) was at any time an officer of the Company and received Compensation greater than 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for such Year.

     The $75,000 and $50,000 amounts in (b) and (c) above shall automatically be adjusted if and to the extent the corresponding amounts in section 414(q) of the Code are adjusted by the Secretary of the Treasury. No more than 50 Employees

(or, if less, the greater of three Employees or 10 percent of all Employees) shall be treated as officers for purposes of clause (d) above. An individual who was not described in (a), (b), (c), or (d) above during the preceding Plan Year shall be a Highly Compensated Employee during the current Plan Year only if he or she is described in (a) above or is among the 100 Employees with the greatest Compensation for the current Plan Year.

     If an Employee is described in (a) above or is among the ten Employees with the greatest Compensation during the Plan Year or the preceding Plan Year, the Employee and any family members, as defined in section 414(q)(6) of the Code, who are also Employees shall be treated as a single Employee.

     2.24 "Hour of Service" means for any Employee:

     (a) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company, each such hour to be credited to the Employee for the computation period in which such duties are performed;

     (b) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company on account of any of the following periods during which no duties are performed; PROVIDED, HOWEVER, that no more than 501 Hours of Service shall be credited under this subparagraph (b) to any Employee on account of any single continuous period during which he or she performs no duties; and FURTHER PROVIDED, that Hours of Service shall not be credited under this paragraph (b) for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws:

          (i) Periods of time during which the Employee has been excused from work by the Company or an Affiliated Company by reason of vacation, holiday, illness, incapacity (including disability), layoff, jury duty or military duty; PROVIDED, that in the event that the Employee fails to return to work upon the expiration of the period for which he or she has been so excused, his or her employment shall be deemed to terminate;

          (ii) Periods of approved leave authorized by the Company or an Affiliated Company; PROVIDED, that in the event the Employee fails to return to the active employ of the Company or the Affiliated Company upon the expiration of the period of such leave his or her employment shall be deemed to terminate;

     (c) To the extent not already credited under paragraph (a) or (b) of this Section, each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company, each such hour being credited to the computation period to which such award or agreement pertains; PROVIDED, that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) shall be subject to the limitations set forth in such paragraph (b);

     (d)  To the extent not already described under subparagraph (a), (b), or
          (c) of this Section,

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          (i)  Each noncompensated hour while an Employee is in the armed forces of the United States; PROVIDED, that the Employee returns to the employ of the Company or an Affiliated Company at a time when he or she has reemployment rights under federal law;

          (ii) Each noncompensated hour as determined by the Company to be credited for periods covered by leaves of absence authorized by it or an Affiliated Company;

     (e) Solely for purposes of determining whether a Break in Service has occurred, the number of hours which would otherwise have been credited to an Employee during a period of absence from work for maternity or paternity reasons (or, if the number of such hours cannot be determined, eight Hours of Service for each day of such absence); PROVIDED, HOWEVER, that no more than 501 Hours of Service shall be credited with respect to any such maternity or paternity absence.

          For purposes of this paragraph (e), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. An Employee shall furnish such information as the Administrator shall reasonably request to establish that he or she is absent from work for maternity or paternity reasons.

          Hours of Service credited in accordance with this paragraph (e) shall be credited for the computation period in which the absence begins, if necessary to prevent the Employee from incurring a Break in Service in such period, or if not, in the computation period following the period in which the absence begins if necessary to prevent a Break in Service in that period.

     The provisions relating to the special rules for the determination of Hours of Service for reasons other than the performance of duties and to the crediting of Hours of Service to computation periods in sections 2530.200b-2(b) and (c), respectively, of the Department of Labor Regulations are incorporated by reference herein.

     2.25 "Matching Contribution" means the amount contributed by the Company for a Plan Year pursuant to Section 4.4.

     2.26 "Matching Contribution Account" means the account maintained for a Participant to which Matching Contributions made for the benefit of the Participant are allocated, together with income, expenses, gains or losses attributable to such Contributions.

     2.27 "Normal Retirement Age" means the age specified by the Sponsor in the Adoption Agreement.

     2.28 "Participant" means an Employee of the Company who has become a participant in the Plan in accordance with Article III.

     2.29 "Plan" means the plan as contained herein and as named in the Adoption Agreement.

     2.30 "Plan Year" or "Limitation Year" means the 12-month period specified by the Sponsor in the Adoption Agreement.

     2.31 "Prior Plan" means, if the Plan is an amendment and restatement of a qualified plan of the Company, such plan as in effect from time to time prior to the Effective Date.

     2.32 "Rollover Account" means the account maintained for a Participant to which a rollover contribution made pursuant to Section 4.12 is credited, together with income, expenses, gains and losses attributable to such contribution.

     2.33 "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the trade or business with respect to which the Plan is established, or who would have had Earned Income but for the fact that the trade or business had no net profits for such year.

     2.34 "Sponsor" means the organization named as such in the Adoption Agreement.

     2.35 "Trust" means the trust established as part of the Plan.

     2.36 "Trustee" means, collectively, the trustee or trustees acting under the Trust.

     2.37 "Valuation Date" means the last day of each Plan Year and such other days as may be specified by the Administrator.

     2.38 "Year of Service" means, with respect to any Employee, a period of 12 consecutive months during which the Employee has completed at least 1,000 Hours of Service. Computation of any such 12 month period shall be made with reference to the date on which the Employee's employment or reemployment commenced.

     Singular pronouns shall include the plural, unless the context indicates otherwise.


                                   ARTICLE III
                                  PARTICIPATION

     3.1 PARTICIPATION. Each Eligible Employee of the Company shall become a Participant in the Plan as of the Entry Date coinciding with or next following the day on which he or she meets the eligibility requirements specified in the Adoption Agreement. If the Plan is a restatement, each individual who was a participant in the Prior Plan immediately prior to the Effective Date shall become a Participant in the Plan as of the Effective Date; PROVIDED, that he or she is an Eligible Employee of the Company on such Date.

     3.2 TERMINATION OF PARTICIPATION. A Participant's participation in the Plan shall terminate on the first to occur of (a) his or her retirement, death or termination of employment as an Eligible Employee, and (b) the termination of the Plan.

     3.3 REJOINING AFTER TERMINATION OF PARTICIPATION. Each Participant whose participation in the Plan terminates shall again become a Participant as of the first day of his or her reemployment as an Eligible Employee of the Company.

     3.4. PRIOR PLAN PROVISIONS TO APPLY TO CERTAIN PERSONS. The provisions of the Plan shall apply only to individuals who are Employees of the Company or an Affiliated Company on or after the Effective Date. The rights and benefits, if any, of each other Employee shall be determined in accordance with the provisions of the Prior Plan in effect on the date such Employee terminated his or her employment with the Company or an Affiliated Company.


                                   ARTICLE IV
                                  CONTRIBUTIONS

     4.1 COMPANY CONTRIBUTIONS. The Company shall contribute for each Plan Year the amount, if any, determined by the Sponsor in its sole discretion.

     4.2 EMPLOYEE CONTRIBUTIONS. If provided in the Adoption Agreement, a Participant may elect to make after-tax Employee Contributions to the Plan. Such Contributions shall be in an amount equal to any whole percentage of the Participant's Compensation, within the limits specified in the Adoption Agreement. Employee Contributions may be made by means of payroll deduction, or by direct payments to the Company. A Participant may cease making Employee Contributions at any time, but may elect to increase or decrease the amount of such Contributions only at such times as the Administrator may determine. Any election pursuant to this Section 4.2 shall be made in such form and manner as the Administrator may prescribe.

     4.3 ELECTIVE CONTRIBUTIONS. If provided in the Adoption Agreement, a Participant may elect, by entering into a salary reduction agreement with the Company, to have the Company contribute to the Plan on his or her behalf any whole percentage, within the limits specified in the Adoption Agreement, of his or her Compensation payable thereafter. A Participant may from time to time (a) change such percentage with respect to Compensation not yet payable by entering into a new salary reduction agreement, or (b) cease making Elective Contributions by revoking any salary reduction agreement then in effect. Any salary reduction agreement and the revocation of any such agreement shall be made in such form and manner, and subject to such prior notice, as the Administrator may prescribe and shall be effective as of the date subsequent to its execution specified in the Adoption Agreement. A salary reduction agreement shall remain in effect until changed or revoked by the Participant.

     4.4 MATCHING CONTRIBUTIONS. If provided in the Adoption Agreement, in the event that a Participant elects to make Employee or Elective Contributions, the Company shall contribute for the benefit of the Participant the amount specified in the Adoption Agreement.

     4.5 TIME OF CONTRIBUTIONS. Company Contributions and Matching Contributions for each Plan Year shall be paid over to the Trustee not later than the time prescribed by law for filing the Company's federal income tax return, including extensions, with respect to the fiscal year ending with, or within which ends, such Plan Year. Employee Contributions and Elective Contributions shall be paid over to the Trustee as soon as such contributions can reasonably be segregated from the general assets of the Company, but in no event later than 90 days after such amounts are received by the Company or would otherwise have been payable as Compensation to the Participant.

     4.6. LIMITATIONS ON ANNUAL ADDITIONS UNDER SECTION 415 OF THE CODE. Notwithstanding any other provision of the Plan, the annual additions, within the meaning of Code section 415(c)(2), made to a Participant's Accounts for any Limitation Year, when added to the annual additions to his or her accounts for such Year under all other defined contribution plans maintained by the Company and the Affiliated Companies, shall not exceed the lesser of (a) $30,000 (or, if greater, one-fourth of the limitation in effect under section 415(b)(1)(A) of the Code), or (b) 25 percent of the Participant's Compensation for the Limitation Year. In the case of a Participant who also participates in a defined benefit plan maintained by the Company or an Affiliated Company, the annual addition for a Limitation Year will, if necessary, be further limited so that the sum of the Participant's "defined contribution fraction," as determined under section 415(e) of the Code and Treasury Regulations thereunder, and his or her "defined benefit plan fraction," as so determined, for such Limitation Year does not exceed 1.0. The annual addition which would otherwise be made on behalf of a Participant under the Plan shall be reduced in the order, with respect to any other qualified plans maintained by the Company or an Affiliated Company, specified in the Adoption Agreement.

     In the event that the amounts otherwise allocable to the Accounts of any Participant for any Plan Year would be in excess of the limitations provided in this Section 4.6, such excess shall be disposed of in the following order:

     (a) Any Employee Contributions made for the Limitation Year, to the extent that their return would reduce such excess, shall be returned to the Participant;

     (b) Such excess amounts shall be used to reduce contributions by the Company for the following Limitation Year for the Participant, if he or she is covered by the Plan at the end of such Year; and

     (c) Such excess amounts shall otherwise be held in a suspense account and used to reduce contributions by the Company for the following Limitation Year and each succeeding Limitation Year, if necessary; PROVIDED, that no such suspense account shall participate in the allocation of the income, gains or losses under the Plan.

     4.7 NONDISCRIMINATION PROVISIONS UNDER SECTION 401(k)(3) OF THE CODE. Elective Contributions under the Plan shall at all times meet the applicable requirements of section 401(k)(3) of the Code. This Section 4.7 shall be interpreted and applied in accordance with such Code section and Treasury Regulations thereunder, including section 1.401(k)-1, which are incorporated herein by reference.

     (a) ACTUAL DEFERRAL PERCENTAGES. For each Plan Year, the Administrator shall determine for each Employee eligible to make Elective Contributions the ratio of his or her Elective Contributions for the Plan Year to his or her Compensation for such Year. To the extent permitted under Treasury Regulations, the Administrator may take into account only that portion of the Plan Year during which the Employee was a Participant. The actual deferral ratios for all Highly Compensated Employees eligible to make Elective Contributions, and the actual deferral ratios for all non-Highly Compensated Employees eligible to make such Contributions, shall be averaged to determine the actual deferral percentages for each group of Employees for the Plan Year. The actual deferral percentage for the group of Highly

          Compensated Employees for any Plan Year shall not exceed the greater of:

          (i) 125 percent of the actual deferral percentage for the group of non-Highly Compensated Employees, and

          (ii) Twice, but not more than two percentage points in excess of, the actual deferral percentage for the group of non-Highly Compensated Employees.

     (b) QUALIFIED NONELECTIVE CONTRIBUTIONS. As determined by the Sponsor in its sole discretion, qualified nonelective contributions, within the meaning of Treasury Regulations, section 1.401(k)-1(g)(13), may be made to the Trust for a Plan Year. Qualified nonelective contributions for a Plan Year shall be allocated, as the Sponsor shall determine, among the Elective Contribution Accounts of either (i) all Participants who are eligible to make Elective Contributions for the Plan Year, or (ii) all such Participants who are not Highly Compensated Employees. Except as otherwise expressly provided, any qualified nonelective contribution shall be treated as an Elective Contribution for all purposes under the Plan.

     (c) CORRECTION OF EXCESS CONTRIBUTIONS. If the Elective Contributions made on behalf of Participants would cause the Plan to exceed the limits under section 401(k)(3) of the Code, the Administrator may limit the amount of Elective Contributions to be made with respect to any Highly Compensated Employee. If such limits have not been met for any Plan Year after all contributions for such Year have been made, then any excess contributions and any allocable income, gain or loss shall be distributed to the affected Participants no later than 12 months after the close of the Plan Year in which the excess contribution was made.

               If a distribution becomes necessary, it will be first applied to the Participant who is the Highly Compensated Employee having the highest actual deferral percentage, until the limits of section 401(k)(3) are met or until such Participant's actual deferral percentage is reduced to the same percentage level as that of the Participant who is the Highly Compensated Employee having the next highest actual deferral percentage. If further limitations are required, the process shall be repeated until the limits of section 401(k)(3) are met. The amount of excess contributions for any Highly Compensated Employee shall be determined as the amount of his or her Elective Contributions for the Plan Year, less the product of (i) his or her reduced actual deferral ratio and (ii) his or her Compensation.

               A distribution under this Section shall be designated by the Administrator as a distribution of excess contributions. Any excess contributions to be distributed shall be reduced by excess deferrals previously distributed under Section 4.9. Excess contributions shall be allocated to Participants who are subject to the family aggregation rules of section 414(q)(6) of the Code in the manner prescribed by applicable Treasury Regulations.

               The Administrator shall maintain such records as are necessary to demonstrate compliance with the requirements of section 401(k)(3) of the Code.

     4.8 NONDISCRIMINATION PROVISIONS UNDER SECTION 401(M)(2) OF THE CODE. The Plan shall at all times meet the applicable requirements of section 401(m)(2) of the Code. This section 4.8 shall be interpreted and applied in accordance with such Code section and Treasury Regulations thereunder, including sections 1.401(m)-1 and 1.401(m)-2, which are incorporated herein by reference.

     (a) ACTUAL CONTRIBUTION PERCENTAGES. For each Plan Year, the Administrator shall determine for each Employee eligible for Employee Contributions or Matching Contributions, the ratio of the Employee and Matching Contributions made on his or her behalf for the Plan Year to his or her Compensation for such Year. To the extent permitted under Treasury Regulations, the Administrator may take into account only that portion of the Plan Year during which the Employee was a Participant. The actual contribution ratios for all Highly Compensated Employees eligible for Employee or Matching Contributions, and the actual contribution ratios for all non-Highly Compensated Employees eligible for such Contributions, shall be averaged to determine the actual contribution percentages for each group of Employees for the Plan Year. The actual contribution percentage for the group of Highly Compensated Employees shall not exceed the greater of:

          (i) 125 percent of the actual contribution percentage for the group of non-Highly Compensated Employees, and

          (ii) Twice, but not more than two percentage points in excess of, the actual contribution percentage for the group of non-Highly Compensated Employees.

     (b) CORRECTION OF EXCESS AGGREGATE CONTRIBUTIONS. If the Employee or Matching Contributions made on behalf of Participants would cause the Plan to exceed the limits under section 401(m)(2) of the Code, the Administrator may limit the amount of such Contributions to be made with respect to any Highly Compensated Employee. If such limits have not been met for a Plan Year after all contributions for the Plan Year have been made, then any excess aggregate contributions and any allocable income, gain or loss shall be returned to the affected Participants no later than 12 months after the close of the Plan Year in which the excess aggregate contribution was made.

               If a distribution becomes necessary, it will be first applied to the Participant who is the Highly Compensated Employee with the highest actual contribution ratio, until the limits of Code section 401(m)(2) are met or until such Participant's actual contribution ratio is reduced to the same percentage level as that of the Participant who is the Highly Compensated Employee having the next highest actual contribution ratio. If further limitations are required, this process shall be repeated until the tests of section 401(m)(2) are met. The amount of excess aggregate contributions for any Highly Compensated Employee shall be determined as the amount of Employee and Matching Contributions made with respect to the Employee, less the product of (i) his or her reduced actual contribution ratio and (ii) his or her Compensation.

               Distributions of excess aggregate contributions shall be made first from unmatched Employee Contributions and only then from matched Employee Contributions and Matching Contributions. A Participant's excess aggregate contributions will be designated by the Administrator as a distribution of excess aggregate contributions. Excess aggregate contributions shall be allocated to Participants who are subject to the family aggregation rules of section 414(q)(6) of the Code in the manner prescribed by applicable Treasury Regulations.

               The Administrator shall maintain such records as are necessary to demonstrate compliance with the tests of section 401(m)(2) of the Code.

     (c)  MULTIPLE USE TEST. In the event that (i) the limitations of Sections
          4.7 and 4.8 are both exceeded and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the group of Highly Compensated Employees exceeds the aggregate limit under Treasury Regulations, section 1.401(m)-2(b)(3), the Administrator shall reduce the actual contribution ratios of Highly Compensated Employees in accordance with the requirements of such regulations.

     4.9  LIMITATION OF SECTION 402(G) OF THE CODE.

     (a) GENERAL LIMITATION. Elective Contributions made on behalf of a Participant, when added to the Participant's elective deferrals, within the meaning of section 402(g)(3) of the Code, under all plans, contracts or arrangements maintained by the Company or an Affiliated Company shall not exceed the limitation of section 402(g) of the Code, as from time to time adjusted by the Secretary of the Treasury.

     (b) CORRECTION OF EXCESS DEFERRALS. If following the close of a Participant's taxable year, the Participant notifies the Administrator that all or a portion of his or her Elective Contributions for the prior calendar year exceeds the limit of section 402(g) of the Code, the Administrator may distribute such excess amount to the Participant, together with any income, gain, or loss allocable thereto, no later than the April 15 following the calendar year with respect to which the excess deferral was made. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess deferral. The amount of any excess deferral that may be distributed to a Participant will be reduced by the amount of any Elective Contributions previously distributed to the Participant as excess contributions under Section 4.7.

     4.10 LIMIT ON CONTRIBUTIONS OF THE COMPANY. Contributions made by the Company shall in no event be greater than the amount which is deductible under section 404 of the Code. All contributions by the Company are hereby conditioned on their deductibility under section 404 of the Code.

     4.11 LIMITED RETURN OF CONTRIBUTIONS. Notwithstanding any other provision of the Plan, any contribution which was made by the Company under a mistake of fact or which was conditioned on the deductibility of such contribution under section 404 of the Code, but the deduction of which is disallowed or treated as disallowed, shall upon request of the Company be returned to it within one year following the payment of such contribution or the disallowance of such deduction (to the extent disallowed), whichever is applicable.

     4.12 ROLLOVERS. If permitted under the Adoption Agreement, an Employee may make a contribution to the Plan of any amount which qualifies for rollover under sections 402(c) (or, prior to January 1, 1993, 402(a)(5)), 403(a) or 408(d)(3)
of the Code. A rollover shall be permitted only if the optional forms of benefit, within the meaning of section 411(d)(6) of the Code, with respect to such amounts are otherwise provided for under the Plan.

                                    ARTICLE V
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS


     5.1 INDIVIDUAL ACCOUNTS. The Administrator shall establish and maintain, or cause to be established and maintained, Accounts for the benefit of each Participant to reflect his or her interest in the Trust. Separate Accounts shall be established for Company, Employee, Elective and Matching Contributions and rollovers, respectively, to the extent such contributions are provided for in the Adoption Agreement. Such other accounts may be established as the Administrator deems necessary or appropriate to carry out the purposes of the Plan.

     5.2 ALLOCATION OF CONTRIBUTIONS. Company Contributions and Matching Contributions for a Plan Year shall be allocated to the Accounts of Participants entitled to share in such Contributions, as provided in the Adoption Agreement, as of each Valuation Date. Company Contributions shall be allocated in the proportion that each Participant's Compensation bears to the total Compensation of all Participants entitled to share in such Contributions. In the event the Company makes any contributions in kind, the assets contributed shall be allocated at their fair market value. Elective Contributions and Employee Contributions shall be allocated to the Accounts of Participants as of the last day of the pay period, as specified in the Adoption Agreement, to which such Contributions relate.

     5.3 ALLOCATION OF FORFEITURES. Amounts forfeited under Section 7.9 shall be applied and allocated to Participants as provided in the Adoption Agreement.

     5.4 ADJUSTMENTS TO ACCOUNTS. As of each Valuation Date, the fair market value of the assets attributable to amounts held in each Participant Account shall be determined and the balance of each such Account adjusted to reflect gain, loss, income and expenses attributable to such assets. The balances of such Accounts shall be adjusted to reflect any contributions, distributions and transfers made since the preceding Valuation Date.

     5.5 INVESTMENT OF ACCOUNTS. Except as otherwise provided in the Adoption Agreement, all amounts held in the Trust shall be invested by the Trustee in its sole discretion.

     To the extent provided in the Adoption Agreement, each Participant shall direct the investment of his or her Accounts among the investment options available under the Plan. Investment directions shall be made, or changed, in such form and manner, and with such frequency, as the Administrator may prescribe, and shall become effective as of such dates as the Administrator shall determine, consistent with the requirements of the investment vehicles. Amounts may be transferred among investment options under the Plan in such form and manner, and with such frequency, as the Administrator may prescribe.

     If an investment manager has been appointed in accordance with Section 5.6, the investment manager shall invest in its sole discretion such portion of the Trust as the Sponsor shall determine.

     5.6 APPOINTMENT OF INVESTMENT MANAGER. The Sponsor may appoint one or more investment managers to manage the investment of all or any portion, as determined by the Sponsor, of the Trust assets. The investment manager shall acknowledge in writing that it is a fiduciary with respect to the Plan. An investment manager must be (a) registered as an investment adviser under the Investment Advisers Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire or dispose of any assets of the Plan.


                                   ARTICLE VI
                                   RETIREMENT


     6.1 RETIREMENT. An Employee may retire as of the first day of any month on or after the attainment of Normal Retirement Age. In the event of a Participant's retirement, he or she shall be entitled to a benefit in accordance with Section 7.1. A Participant shall have a nonforfeitable interest in amounts held in his or her Accounts as of the date on which he or she attains Normal Retirement Age.

     6.2 DISABILITY RETIREMENT. If provided in the Adoption Agreement, if because of a medically determinable physical or mental impairment likely to result in death or to be of a continuous duration of not less than 12 months, a Participant cannot engage in any substantial gainful employment and terminates employment with the Company and the Affiliated Companies, he or she will be entitled to a benefit in accordance with Section 7.1. In the event of such a disability, the Participant shall have a nonforfeitable interest in amounts held in his or her Accounts. Whether or not a Participant is disabled will be determined by the Administrator on the basis of medical evidence satisfactory to the Administrator.


                                   ARTICLE VII
                                    BENEFITS


     7.1 BENEFITS ON RETIREMENT. Each Participant who retires in accordance with
Section 6.1 or 6.2 shall be entitled to a benefit, payable as provided in
Section 7.5, equal to the balance of his or her Accounts, determined as of the Valuation Date coinciding with or immediately preceding the date distribution is to be made or commence.

     7.2 BENEFITS ON DEATH. In the event of the death of a Participant, his or her beneficiary will have a nonforfeitable interest in, and will be entitled to receive a benefit equal to, the balance of his or her Accounts, determined as of the Valuation Date coinciding with or immediately preceding the date distribution is to be made or commence.

     A Participant may at any time designate one or more persons to be the beneficiary or beneficiaries to receive all benefits payable under the Plan in the event of his or her death. A Participant may also revoke a prior beneficiary designation. A beneficiary designation or revocation of a designation shall be made in such form and manner as the Administrator may prescribe. No such designation or revocation shall become effective prior to its receipt by the Administrator. Notwithstanding the foregoing, if a Participant was married at the time of his or her death, he or she shall be deemed to have named his or her surviving spouse as beneficiary unless the spousal consent requirements of
Section 7.8 have been met. If a Participant has not designated any beneficiary, or no designated beneficiary survives the Participant, the benefit payable upon his or her death will be paid to his or her estate.

     7.3 TERMINATION OF EMPLOYMENT. If a Participant terminates employment for any reason other than retirement or death, the Participant shall be entitled to a benefit equal to the full balance of his or her Employee Contribution and Elective Contribution Accounts and his or her Rollover Account, plus a portion of his or her Company Contribution and Matching Contribution Accounts, determined in accordance with the schedule provided in the Adoption Agreement. The Participant's benefit shall be computed as of the Valuation Date coinciding with or immediately preceding the date on which distribution is to be made or commence.

     7.4 CHANGES IN VESTING SCHEDULE. If the Plan is amended at any time and such amendment directly or indirectly affects the computation of the nonforfeitable interest of a Participant in his or her Accounts, such amendment shall apply to any Participant who has completed three years of Credited Service as of the end of the period described below only to the extent that the Participant's nonforfeitable interest in his or her Accounts is equal to or greater than such interest determined without regard to the amendment. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end on the date which is 60 days after the later of (a) the date on which such amendment is adopted and
(b) the date on which such amendment becomes effective.

     7.5 MANNER OF PAYMENT OF BENEFITS. Subject to such rules as the Administrator may prescribe, a Participant may elect to receive his or her benefits in any of the forms specified in the Adoption Agreement. An election pursuant to this Section must be made prior to the commencement of benefits and shall become irrevocable upon the commencement of such benefits. In the absence of any election by the Participant, his or her benefits shall be payable in an immediate lump sum. However, if the normal form of benefit under the Plan, as specified in the Adoption Agreement, is an annuity, benefits shall be paid as provided in Section 7.7.

     7.6 TIME OF PAYMENT OF BENEFITS. Distribution of benefits, or the commencement thereof, shall be made, as specified in the Adoption Agreement, as soon as reasonably practicable after the event giving rise to the distribution; PROVIDED, HOWEVER, that in the case of termination of employment for a reason other than retirement or death, distribution of a Participant's benefit shall be made or commence as of the later of the Participant's termination of employment or his or her Normal Retirement Date. Notwithstanding the foregoing, if provided in the Adoption Agreement, a Participant may elect, subject to such rules as the Administrator may prescribe, to have benefits commence after his or her termination of employment and before his or her Normal Retirement Date or to defer the commencement of benefits, in either case as specified in the Adoption Agreement.

     7.7. ANNUITY DISTRIBUTIONS. Notwithstanding any other provision of the Plan, if annuity distributions are provided for under the Adoption Agreement and a Participant elects distribution of his or her benefits in the form of an annuity, or if annuity distributions are the normal form of benefit under the Plan, as specified in the Adoption Agreement, the Participant's benefits will be paid as provided in this Section 7.7.

     (a) ANNUITY FORM. If a Participant is not married on his or her Annuity Starting Date, then the Participant's benefits will be payable as a single life annuity. If a Participant is married on his or her

          Annuity Starting Date and has not made an effective election of an optional form of benefit under this Section, then benefits will be payable in the form of a 50 percent joint and survivor annuity, under which a reduced benefit will be payable to the Participant during his or her lifetime, and upon his or her death one half of such reduced benefit will be paid to the Participant's spouse during the spouse's lifetime, if the spouse survives the Participant. The joint and survivor form of benefit will be the actuarial equivalent of the single life annuity otherwise payable to the Participant.

               A Participant may elect not to receive his or her benefits in the form described above and to have such benefits paid in one of the optional forms permitted under the Adoption Agreement. Any such election shall be made in such form and manner as the Administrator may prescribe and during the election period described below. No election by a married Participant will be effective unless the Participant's spouse consents to the election in accordance with
          Section 7.8.

          (i) The election period will consist of the 90 day period preceding the Participant's Annuity Starting Date and ending on such Date.

          (ii) The Administrator shall provide each Participant with a written explanation of the form of benefit described in (a) above applicable to the Participant. This explanation will be written in nontechnical terms and will contain (1) the terms and conditions of the form of benefit; (2) the Participant's right, if any, to make, and the effect of, an election to waive such form of benefit; (3) in the case of a married Participant, the rights of the Participant's spouse under Section 7.8 to consent to a waiver of the form of benefit; and (4) The right to make, and the effect of, a revocation of an election to waive payment in such form of benefit.

                    The Administrator will also furnish Participants with a
               general description of the eligibility conditions and other material features of the optional forms of benefit, including sufficient information as to the relative value of such optional forms of payment. The Administrator will provide the foregoing explanation and other information within the period beginning 90 days prior to the Participant's Annuity Starting Date and ending 30 days prior to such Date.

         (iii) A Participant may revoke an election under this Section without the requirement of spousal consent by filing a written revocation with the Administrator any time during the election period described above. A revocation will not prevent the Participant from making a subsequent election under this Section during the election period described above, subject, however, to Section 7.8.

     (b) PRERETIREMENT DEATH BENEFIT. If a married Participant dies before his or her Annuity Starting Date, then 50 percent of his or her vested Account balance will be used to provide an annuity for the life of the Participant's surviving spouse; PROVIDED, that in place of such annuity, the spouse may elect in writing to receive distributions under the Plan as if he or she had been designated by the Participant as his or her beneficiary with respect to 50 percent of the Participant's Accounts.

               A Participant may waive the preretirement death benefit during the period commencing on the first day of the Plan Year in which the Participant attains age 35 and ending on the date of the Participant's death; PROVIDED, that in the case of a Participant who terminates employment, the election period with respect to benefits accrued prior to the date of such termination will in no event commence later than the date of his or her termination of employment. A Participant may elect to waive the application of this subsection prior to the Plan Year in which he or she attains age 35, except that any such waiver will cease to be effective as of the first day of the Plan Year in which the Participant attains age 35. A waiver of the preretirement death benefit must satisfy the consent requirements of Section 7.8.

               The Administrator will provide the Participant with a written explanation of the preretirement death benefit comparable to that required under (a)(ii) above. The explanation shall be furnished within whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant reaches age 32 and ending with the end of the Plan Year preceding the Plan Year in which he or she reaches age 35, (ii) a reasonable period ending after the Employee becomes a Participant, (iii) a reasonable period ending after this Section first becomes applicable to the Participant, (iv) in the case of a Participant who separates from service before age 35, a reasonable period of time ending after such separation from service. The two year period beginning one year prior to the date of the event described in clause (ii), (iii) or (iv), whichever is applicable, and ending one year after such date shall be considered reasonable; PROVIDED, that in the case of a Participant who separates from service under (iv) above and subsequently recommences employment with the Employer, the applicable period for such Participant shall be redetermined in accordance with this Section.

     7.8. SPOUSAL CONSENT. No election by a married Participant to waive the joint and survivor annuity form of benefit or the preretirement death benefit pursuant to Section 7.7 will be effective, and no distribution subject to sections 401(a)(11) and 417 of the Code may be made or commence to a married Participant prior to his or her Normal Retirement Date, unless:

     (a) The spouse of the Participant consents in writing to such election, and the spouse's consent acknowledges the effect of such election and the specific form of benefit or nonspouse beneficiary, if any, including any class of beneficiaries and any contingent beneficiaries (or, with respect to subsequent designations, the consent of the spouse expressly permits such designations without any requirement of further consent by such spouse), and such consent is witnessed by a Plan representative or a notary public; or

     (b) It is established to the satisfaction of the Administrator that the required consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

     Any consent by the spouse or establishment that the consent of a spouse may not be obtained under (a) or (b) above shall be effective only with respect to such spouse. Any consent that permits beneficiary designations or the election of optional forms of benefit by the Participant without any requirement of further consent must acknowledge the spouse's right to limit consent to a specific beneficiary or optional form of benefit and the spouse's voluntary election to relinquish those rights. Any election and spousal consent under this Section must be made in such form and manner as the Administrator may prescribe.

     7.9 SEPARATE ACCOUNT. If a Participant receives a distribution from an Account at a time when he or she has a nonforfeitable interest in less than 100 percent of the Account, then upon such distribution the balance remaining in the Account shall be transferred to a separate account. On any particular date prior to the occurrence of five consecutive One Year Breaks in Service, the Participant shall be entitled to a nonforfeitable portion of the balance of his or her separate account, payable as otherwise provided under the Plan, equal to an amount determined by the following formula:

                         X = P(AB + (R x D)) - (R x D),

where P is the vested percentage as of such date; AB is the balance in the separate account as of such date; D is the amount which was distributed; and R is the ratio of the balance of the separate account on such date to the balance of the separate account after the distribution. If the Participant or former Participant incurs five consecutive One Year Breaks in Service, the portion of his or her separate account which is not nonforfeitable under the foregoing formula shall be forfeited. Except as otherwise provided in this Section 7.9, any separate account shall be treated as though it were the Account from which it was derived for all purposes under the Plan.

     7.10 INSTALLMENT PAYMENT FUND. If a benefit is payable in installments, assets equal in amount to the present value of all such installments shall be segregated and held by the Trustee in an installment payment fund for the benefit of the person or persons to whom the benefit is payable. The Trustee shall maintain a separate account in such fund for each such person and each installment shall be charged to such account upon payment.

     7.11 CASH-OUTS OF CERTAIN BENEFITS. Notwithstanding any other provision of the Plan, with respect to a Participant whose employment with the Company or an Affiliated Company terminates for any reason and who is entitled to a nonforfeitable benefit under the Plan, if the present value of such nonforfeitable benefit does not, and did not at the time of any prior distribution, exceed $3,500, the Participant's benefit shall be distributed in cash or other assets of the Trust in a lump sum as soon as reasonably practicable after the termination of his or her employment and, in any case, within 60 days after the close of the Plan Year in which such termination occurs.

     7.12 REPAYMENT OF DISTRIBUTION. If a Participant terminates employment with the Company and the Affiliated Companies at a time when he or she has a nonforfeitable interest in less than 100 percent of his or her Accounts and receives a distribution of benefits under the Plan, and he or she subsequently returns to the employ of the Company before incurring five consecutive One Year Breaks in Service and again becomes a Participant, such Participant may repay to the Plan the full amount of such distribution; PROVIDED, that such repayment is made before the earlier of (a) the close of the period in which the Participant incurs five consecutive One Year Breaks in Service commencing with the distribution, and (b) the fifth anniversary of the Participant's reemployment with the Company. In the event of such repayment the full present value of the Participant's benefit (nonforfeitable and forfeitable, if any) as of the date of such distribution shall be restored to his or her Accounts.

     7.13 DIRECT ROLLOVER. With respect to distributions made on or after January 1, 1993, a Participant may elect to have all or any portion of a distribution paid in the form of a direct rollover to an individual retirement account or annuity described in section 408(a) or (b) of the Code, an annuity plan described in section 403(a) of the Code, or a plan and trust qualified under section 401(a) of the Code, if such plan accepts direct rollover distributions. Notwithstanding the foregoing, this Section shall not apply to any distribution that is (a) one of a series of substantially equal installments over the life or life expectancy of the Participant or the lives or joint life expectancies of the Participant and his or her beneficiary, or over a fixed period of ten years or more, (b) a required minimum distribution under section 401(a)(9) of the Code, (c) a distribution (or portion of a distribution) of amounts not otherwise includable in income, (d) a distribution in an amount less than $200, or (e) a distribution that is otherwise not an eligible rollover distribution, within the meaning of section 402(f)(2)(A) of the Code and applicable Treasury Regulations thereunder. Any election pursuant to this
Section 7.13 shall be made in such form and manner as the Administrator may prescribe and shall specify the retirement plan to which the distribution is to be made. Any such election may be revoked by the Participant at any time prior to the time distribution is made. If no election is made by the Participant under this Section, the distribution shall be paid to the Participant. If any distribution is payable to the spouse or former spouse of a Participant, this Section shall apply as if such spouse or former spouse were the Participant, except that any such distribution may be directly rolled over only to an individual retirement account or annuity.

     The Administrator shall provide Participants with notice with respect to the direct rollover of eligible rollover distributions no less than 30 days and no more than 90 days prior to the Participant's Annuity Starting Date; PROVIDED, HOWEVER, that if the distribution is not subject to sections 401(a)(11) and 417 of the Code, the Participant may affirmatively elect, in accordance with such procedures as the Administrator may prescribe, to have benefits commence sooner than 30 days after such notice.

     7.14 IMMEDIATE DISTRIBUTIONS. Notwithstanding any other provision of the Plan, no distribution will be made to a Participant of amounts held in his or her Accounts before his or her Normal Retirement Date, unless the written consent of the Participant, and, if the distribution is subject to sections 401(a)(11) and 417 of the Code, the Participant's spouse, has been obtained. Such consent shall be made in writing within the 90-day period ending on the Participant's Annuity Starting Date. Within the period beginning 90 days before the Participant's Annuity Starting Date and ending 30 days before such Date, the Administrator will provide the Participant with written notice containing a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan and informing the Participant of his or her right to defer receipt of the distribution until his or her Normal Retirement Date; PROVIDED, that if the distribution is not subject to sections 401(a)(11) and 417 of the Code, the Participant may elect to have benefits commence less than 30 days after such notice. Notwithstanding the foregoing, all or any portion of a Participant's Accounts may be distributed without the consent of the Participant or the Participant's spouse to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code.

     7.15 REQUIRED DISTRIBUTIONS. Notwithstanding any other provision of the Plan, distribution of benefits under Article VII shall satisfy the requirements of this Section 7.15. The benefits of a Participant will be distributed (a) to the Participant in full not later than the required beginning date, or (b) beginning not later than the required beginning date, to the Participant over a period not extending beyond the life expectancy of the Participant, or to the Participant and his or her designated beneficiary over a period not extending beyond the life expectancies of the Participant and the designated beneficiary. For purposes of this Section, a Participant's "required beginning date" shall be the date determined under Section 7.16(b) with respect to the Participant, and the term "designated beneficiary" shall have the meaning given such term under section 401(a)(9) of the Code and Treasury Regulations thereunder.

     In the event that distribution of benefits to a Participant has commenced and the Participant dies prior to the distribution of his or her entire benefit, but after the required beginning date, the remaining portion of the benefit will be distributed at least as rapidly as under the method of distribution used as of the date of the Participant's death. In the event a Participant dies before distribution of benefits has commenced or after actual commencement but before the required beginning date, the remaining benefit will be distributed within five years unless the benefit is payable to a designated beneficiary, in which case such benefit will be distributed, beginning not later than one year after the death of the Participant (or such other time as may be prescribed by regulations), over a period not exceeding the life expectancy of such beneficiary; PROVIDED, that if the designated beneficiary is the Participant's spouse, distributions will not be required to commence hereunder earlier than the date on which the Participant would have attained age 70 1/2, and, in the event the Participant's spouse dies prior to the commencement of distributions, the provisions of this Section shall apply as if such spouse were the Participant. Any distribution required under the incidental death benefit requirements of section 401(a)(9)(G) of the Code will be treated as a distribution required under section 401(a)(9) of the Code and this Section.

     In the case of distributions to be made in installments, if provided in the Adoption Agreement, the amount of an installment for a particular calendar year shall be determined by dividing (i) the value of the Participant's Accounts as of the Valuation Date immediately preceding the beginning of such year (adjusted for any allocations of contributions and any distributions which are made after the Valuation Date but before such year) by (ii) the greatest of (A) the number of remaining installments under the period elected by the Participant as of the beginning of such year, (B) the number of years in the applicable remaining life expectancy for such year determined pursuant to proposed Treasury Regulations, section 1.401(a)(9)-1, or (iii) (if the Participant's beneficiary is not his or her spouse) the applicable divisor for such year determined under section 1.401(a)(9)-2 of the proposed Treasury Regulations. If provided in the Adoption Agreement, for purposes of determining the amount of any installment distribution, the life expectancies of the Participant and his or her spouse will be recalculated annually pursuant to section 401(a)(9) of the Code.

     The provisions of this Section will be interpreted and applied in accordance with applicable Treasury Regulations under section 401(a)(9) of the Code, including proposed Treasury Regulations, sections 1.401(a)(9)-1 and 1.401(a)(9)-2.

     7.16 LATEST COMMENCEMENT DATE OF BENEFITS. In no case will the payment of benefits to any Participant commence later than the earlier of:

     (a) Unless the Participant otherwise elects in writing, the 60th day after the latest of the following:

          (i) The close of the Plan Year in which the Participant attains Normal Retirement Age;

          (ii) The close of the Plan Year in which occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

         (iii) The close of the Plan Year in which the Participant ceases to be an Employee; and

     (b) The April 1 next following the close of the calendar year in which the Participant attains age 70 1/2 or, in the case of any Participant who attains age 70 1/2 before January 1, 1988 and is not a 5-percent owner (as defined in section 416(i)(1)(B)(i) of the Code) of the Company or an Affiliated Company at any time during the five Plan Year period ending in the calendar year in which the Participant attains age 70 1/2 or any subsequent Plan Year, the close of the calendar year in which he or she retires, if later; PROVIDED, that in the case of any Participant who attains age 70 1/2 after December 31, 1987 and before January 1, 1989, payment of benefits shall commence not later than April 1, 1990.

     7.17 NONALIENATION OF BENEFITS. No benefit payable to any person under the Plan shall be subject to anticipation or assignment by such person or to attachment by or the interference or control of any creditor, or be taken or reached by any legal or equitable process in satisfaction of any debt or liability prior to actual receipt; PROVIDED, HOWEVER, that this provision shall be inapplicable to the extent otherwise provided in a qualified domestic relations order, within the meaning of section 414(p) of the Code.

     7.18 DISTRIBUTIONS REQUIRED BY A QUALIFIED DOMESTIC RELATIONS ORDER. To the extent required by a qualified domestic relations order, within the meaning of section 414(p) of the Code, the Administrator shall make distribution of a Participant's benefits to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

     7.19 CERTAIN DISTRIBUTION OPTIONS PROTECTED. Notwithstanding any other provision of the Plan, if the Plan is a restatement and any distribution option available under the Prior Plan is an optional form of benefit within the meaning of section 411(d)(6) of the Code, such option shall continue to be available to the extent required by such Code section.

     7.20 INCAPACITY OF PAYEE. Subject to the requirements of ERISA, if any person to whom a benefit is payable under the Plan is, in the opinion of the Administrator, incapable for any reason of handling his or her affairs at the time payment thereof is due, such payment (unless prior demand therefor is made to the Administrator or the Trustee by a duly qualified guardian or other legally qualified representative of such person) may be made to the Employee or persons comprised in the class consisting of the spouse, parent, brothers, sisters or issue of the person to whom the benefit is payable, as the Administrator may determine, and each payment made pursuant to such determination shall constitute a full discharge of all liability under the Plan with respect thereto.

     7.21 NO VESTED RIGHTS. A Participant who terminates employment with the Company and the Affiliated Companies for reasons other than retirement or death and who has no vested benefit under the Plan shall be deemed to receive a distribution of zero benefits hereunder and shall promptly forfeit all rights to all benefits under the Plan.

                                  ARTICLE VIII
                              WITHDRAWALS AND LOANS


     8.1 HARDSHIP WITHDRAWALS.

     (a) IN GENERAL. If provided in the Adoption Agreement, a Participant who has suffered a financial hardship, as determined by the Administrator in accordance with the provisions of this Section, may withdraw the amount necessary to meet the hardship, but not in excess of the value of his or her nonforfeitable interest in his or her Accounts, exclusive of earnings after December 31, 1988, on Elective Contributions. Such a withdrawal shall be made in such form and manner, and with such prior notice, as the Administrator may prescribe.

               Withdrawals will be charged first to the Participant's Rollover Account, next to his or her Employee Contribution Account, next to his or her Company Contribution and Matching Contribution Accounts, and the balance, if any, will be charged to his or her Elective Contribution Account.

     (b) IMMEDIATE AND HEAVY FINANCIAL NEED. For purposes of this Section 8.1, financial hardship shall consist of:

          (i) Expenses for medical care described in section 213(d) of the Code or necessary to obtain such care incurred by the Participant, his or her spouse or any of his or her dependents (as defined in section 152 of the Code);

          (ii) The purchase (excluding mortgage payments) of a principal residence of the Participant;

         (iii) The payment of tuition or related fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents; or

          (iv) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of his or her principal residence.

          The Administrator shall determine whether there is an immediate and heavy financial need, and the amount of such need, on the basis of such written evidence from the Participant as the Administrator may require. The Participant shall also provide evidence that he or she has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Company and the Affiliated Companies.

          (c) EFFECT OF HARDSHIP DISTRIBUTION. If a Participant receives a hardship distribution from his or her Elective Contribution Account, then any salary reduction agreement, Employee Contribution election, or any other elective or employee contribution election in effect with respect to the Participant under the Plan or any other qualified plan maintained by the Company or an Affiliated Company shall be suspended for the 12-month period beginning with the date the Participant receives the distribution. The amount of Elective Contributions made for the benefit of the Participant, together with any elective deferrals made on behalf of the Participant under any other plan maintained by the Company or an Affiliated Company for the calendar year immediately following the calendar year of the hardship distribution must not exceed the applicable limit under section 402(g) of the Code for such next calendar year, less the amount of such contributions made on behalf of the Participant for the calendar year of the hardship distribution.

     8.2 WITHDRAWALS AFTER AGE 59 1/2. If provided in the Adoption Agreement, a Participant who has attained age 59 1/2 may withdraw all or a portion of the amounts held in one or more of his or her Accounts not in excess of his or her nonforfeitable interest in such Account. Such withdrawal shall be made in such form and manner, and with such prior notice, as the Administrator may prescribe.

     8.3 OTHER WITHDRAWALS. A Participant may withdraw at any time all or a portion of the amounts held in his or her Employee Contribution Account. If provided in the Adoption Agreement, a Participant may withdraw all or a portion of the amounts held in his or her Rollover Account and his or her Company Contribution and Matching Contribution Accounts not in excess of his or her nonforfeitable interest in each such Account; PROVIDED, that (a) he or she has been a Participant for five years or more, or (b) the withdrawal is limited to amounts attributable to contributions which have been allocated to the Participant's Account for at least two years. A withdrawal under this Section
8.3 shall be made in such form and manner, and with such prior notice, as the Administrator may prescribe.

     8.4 LOANS TO PARTICIPANTS. If provided in the Adoption Agreement, and subject to the conditions of this Section 8.4, loans shall be made from the Trust to Participants upon the written request of the Participant.

     (a) The Administrator shall prescribe such rules and procedures as it deems necessary or appropriate to carry out the purposes of this Section. All such rules and procedures shall be considered part of the Plan for purposes of Department of Labor Regulations, section 2550.408b-1(d).

     (b) The following limitations shall apply in determining the amount of any loan under the Plan:

          (i) The amount of the loan, together with any other outstanding indebtedness of the Participant under the Plan or any other qualified retirement plans of the Company and the Affiliated Companies, shall not exceed $50,000 reduced by the excess of (A) the highest outstanding loan balance of the Participant from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (B) the Participant's outstanding loan balance from such plans immediately prior to the loan.

          (ii) The amount of the loan shall not exceed 50 percent of the Participant's nonforfeitable interest in his or her Accounts, determined as of the Valuation Date immediately preceding the date of the loan.

     (c) Each loan shall be evidenced by a note signed by the Participant and shall be secured by 50 percent of his or her nonforfeitable interest in his or her Accounts. The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending with respect to loans made in similar circumstances. The Administrator shall make such determination through consultation with one or more lending institutions, as the Administrator deems appropriate.

     (d) Each loan made to a Participant who is receiving regular payments of Compensation from the Employer shall be repayable by payroll deduction. Loans made to Participants where payroll deduction is not practicable shall be repayable in such manner as the Administrator may from time to time determine. Loan payments shall be made not less frequently than quarterly, over a specified term as determined by the Administrator, in substantially level payments. Such term shall not exceed five years unless the loan is being applied toward the purchase of a principal residence for the Participant.

     (e) If, at the time distribution of benefits is to be made or commence to a Participant or his beneficiary, there remains any unpaid balance of a loan under the Plan, such unpaid balance shall, to the extent consistent with Department of Labor Regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's Accounts subject to the default provisions below, before any distribution of benefits is made.

     (f) In the event of a default in making any payment of principal or interest when due under the note evidencing any loan under this Section, if such default continues for more than 14 days after written notice of the default by the Trustee, the unpaid principal balance of the note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Participant's Accounts, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Participant and applied by him or her as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan. In no event shall the Administrator apply the Participant's Accounts to satisfy his or her repayment obligation, whether or not he or she is in default, unless the amount so applied could otherwise be distributed in accordance with the Plan.

     (g) The note evidencing a loan to a Participant shall be an asset of the Trust which is allocated to the Accounts of the Participant and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the note plus the amount of any accrued but unpaid interest.

     (h) A Participant may designate the Account or Accounts from which his or her loan is to be made. In the absence of such a designation, the loan shall be made proportionately from the Participant's Accounts under the Plan.

     (i) if the Participant's benefit is subject to sections 401(a)(11) and 417 of the Code, the written consent of the Participant's spouse to the loan must be obtained in accordance with Section 7.8.

     (j) Loans shall be made available under this Section to all Participants on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based on creditworthiness and financial need.

     (k) For purposes of this Section, a former Participant or beneficiary who is a party in interest with respect to the Plan, within the meaning of section 3(14) of ERISA, shall be treated as a Participant.


                                   ARTICLE IX
                              TOP-HEAVY PROVISIONS


     9.1 TOP-HEAVY MINIMUM CONTRIBUTIONS. Notwithstanding any other provision of the Plan, for any Plan Year which is a top-heavy plan year, each Participant who is a Participant on the last day of such Plan Year and who is not a key employee shall be entitled to receive a minimum contribution under the Plan equal to the lesser of (a) 3 percent of his or her Compensation for such Plan Year, or (b) if the Company or the Affiliated Company does not maintain a defined benefit plan required to be aggregated with the Plan, the largest percentage of Compensation contributed (exclusive of Employee Contributions) on behalf of a key employee for such Plan Year. If the Company or the Affiliated Company maintains a defined benefit plan required to be aggregated with the Plan, such minimum contribution shall be equal to 5 percent of the Participant's Compensation for the Plan Year. Notwithstanding the foregoing, no minimum contribution will be required with respect to a Participant who is also covered by another top-heavy plan of the Company or an Affiliated Company under which he or she receives the top-heavy minimum contribution or the top-heavy defined benefit minimum.

     9.2 TOP-HEAVY VESTING. Notwithstanding any other provision of the Plan, for each Employee who is a Participant at any time during a top-heavy plan year the nonforfeitable percentage of the Participant's Company Contribution and Matching Contribution Accounts shall be determined in accordance with the following schedule:

    If the period of his or her
    Credited Service is:                          The percentage shall be:
    ---------------------------                   ------------------------

    Less than 2 years                                          0%
    2 years but less than 3 years                             20%
    3   "    "    "    "  4   "                               40%
    4   "    "    "    "  5   "                               60%
    5   "    "    "    "  6   "                               80%
    6 or more years                                          100%


     9.3 ADJUSTMENT TO LIMITATION ON BENEFITS. For purposes of the limits of section 415 of the Code, the definitions of "defined contribution plan fraction" and "defined benefit plan fraction" shall be modified, for any Plan Year which is a top-heavy plan year, by applying the special rule in section 416(h) of the Code unless (a) the Plan and each plan with which the Plan is required to be aggregated for top-heavy purposes satisfies the requirements of section 416(h)(2)(A) of the Code and section 1.416-1, M-14 of the Treasury Regulations, and (b) such Plan Year would not be a top-heavy plan year if "90 percent" were substituted for "60 percent" in the definition of a top-heavy plan year.

     9.4 DEFINITIONS. For purposes of these top-heavy provisions, the following terms have the following meanings:

     (a) "key employee" means a key employee described in Code section 416(i)(l) of the Code; and

     (b) "top-heavy plan year" means a Plan Year if the sum of the account balances of all key employees under the Plan and each other defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with the Plan, plus the sum of the present values of the total accrued benefits of all key employees under each defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with the Plan exceeds 60 percent of the sum of such amounts for all Employees and former Employees (other than former key employees, but including beneficiaries of former Employees) under the Plan and all such plans. For purposes of these determinations:

          (i) The foregoing determination will be made in accordance with the provisions of section 416 of the Code and Treasury Regulations thereunder, which are specifically incorporated herein by reference.

          (ii) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

         (iii) Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan in the 12-month period ending on the applicable determination date of the plan; PROVIDED, HOWEVER, that in the case of a defined benefit plan such valuation date must be the same date as is employed for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable regulations.

          (iv) If any individual has not received any compensation from the Company or an Affiliated Company maintaining a plan (other than benefits under the plan) at any time during the five-year period ending on the applicable determination date with respect to such plan, any accrued benefit for such individual (and the account of such individual) under such plan shall not be taken into account.

          (v) Each plan of the Company or an Affiliated Company (whether or not terminated) in which a key employee participates, and any other plan of the Company or an Affiliated Company which enables a plan referred to in the preceding clause to satisfy the requirements of sections 401(a)(4) and 410 of the Code, shall be aggregated with the Plan. Any plan of the Company or an Affiliated Company not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

          (vi) The determination of the present value of accrued benefits under a defined benefit plan shall be made on the basis of the funding assumptions employed by such plan.



                                    ARTICLE X
                                     TRUSTEE

     10.1 APPOINTMENT. A Trustee for the Plan shall be named in a trust instrument executed by the Sponsor, and, upon acceptance thereof, the Trustee shall perform the duties and exercise the authority of the Trustee as set forth in the Plan and trust instrument. All assets of the Plan shall, until disposed of pursuant to the provisions of the Plan, be held in the Trust in the possession of the Trustee.

     10.2 REMOVAL AND REPLACEMENT. The Sponsor shall reserve the right to remove the Trustee at any time and to appoint a successor Trustee.

     10.3 CHANGES IN TRUST ARRANGEMENTS. The Sponsor may from time to time enter into such further agreements with the Trustee or other parties, make such amendments to trust instruments or take such other action as it may deem necessary or desirable to carry out the Plan.



                                   ARTICLE XI
                             ADMINISTRATION OF PLAN


     11.1 APPOINTMENT OF ADMINISTRATOR. The Plan shall be administered by the Administrator who shall be appointed by and serve at the pleasure of the Sponsor. The Administrator may also appoint one or more assistant administrators and other persons, who shall serve at its pleasure, to assist it in the administration of the Plan and may allocate and delegate its fiduciary responsibilities under the Plan by written instrument in accordance with section 405 of ERISA.

     If a committee is appointed as Administrator, the committee shall act by a majority of its members; PROVIDED, that no member of the committee shall vote on or decide any matter relating to himself or herself as a Participant. All such matters shall be voted on or decided by the other members of the committee and, in the event that they do not agree, by the Board of Directors of the Sponsor, and the vote, decision or determination of such other members or of the Sponsor, as the case may be, shall be final and conclusive upon the interested member of the committee. A formal meeting of the committee need not be called or held for the purpose of making any decision, but decisions may be made and evidenced by a written document signed by a majority of the committee.

     11.2 POWERS AND DUTIES. In addition to such powers and duties as may be specified elsewhere in this instrument, the Administrator shall have the discretionary authority to:

     (a) Make and enforce such rules as it deems necessary or proper for the administration of the Plan;

     (b) Determine all matters relating to the eligibility of persons to become Participants in the Plan and determine whether or not any Eligible Employee has become a Participant in the Plan;

     (c) Determine whether and when the employment of any Participant has been terminated and, if material to a determination of the benefits of such Participant, the cause of such termination;

     (d) Decide all questions and disputes which may arise from time to time with respect to the rights under the Plan of Employees, Participants and all other persons who may be entitled to benefits under the Plan;

     (e) Compute, or cause to be computed, the amount of benefits which will be payable to any Participant or other person, to determine the person or persons to whom such benefits will be paid and to authorize the payment of such benefits;

     (f) Furnish to the Trustee from time to time in writing all such information, data and directions as may be required by the Trustee or the terms of this instrument for the performance by the Trustee of its duties hereunder;

     (g) Determine such matters as may from time to time be submitted to it by the Trustee which the Trustee states to be necessary for it properly to discharge its duties, powers and obligations under this instrument;

     (h) Keep, or cause to be kept, such books and records as may be necessary or appropriate for the orderly administration of the Plan, all such books and records to be open to inspection at any time by the Sponsor;

     (i) Execute and file, or cause to be executed and filed, such reports or other documents, and make, or cause to be made, such disclosures, as the Plan or any one acting for the Plan may be required to execute and file or make by any applicable law or statute now or hereafter enacted, unless otherwise provided by such law or statute;

     (j) Interpret and construe any and all of the provisions of this instrument; and

     (k) Perform all such other duties and acts as may be required to be performed by the Administrator by the terms of this instrument and the operation of the Plan.

     11.3 EFFECT OF INTERPRETATION OR DETERMINATION. Any interpretation of the Plan or other determination with respect to the Plan by the Administrator shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.

     11.4 NONDISCRIMINATORY EXERCISE OF AUTHORITY. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, it shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     11.5 NAMED FIDUCIARY. The Administrator will be a "named fiduciary" for purposes of section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, except that it will have no authority over the investment of the assets of the Trust.

     11.6 EXPENSES AND INDEMNIFICATION. All usual and reasonable expenses of the Administrator shall be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid out of the principal or income of the Trust, consistent with applicable law. If the Administrator is an Employee he or she shall not receive compensation with respect to services performed as Administrator. The Company agrees to indemnify the Administrator and save him or her harmless against any and all liability occasioned by or arising out of any action taken, suffered or omitted in good faith by such Administrator.

     11.7 EXAMINATION OF RECORDS. The Administrator will make available to each Participant such of its records as pertain to him or her, for examination at reasonable times during normal business hours.

     11.8 CLAIMS AND REVIEW PROCEDURES.

     (a) CLAIMS. If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial,
          (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

     (b) REVIEW PROCEDURE. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a written request with the Administrator for a review of the denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

                                   ARTICLE XII
                            AMENDMENT AND TERMINATION


     12.1 AMENDMENT. The Sponsor shall have the right, at any time and from time to time, to modify or amend the Plan or any of its provisions, each such modification or amendment to be by instrument in writing; PROVIDED, that no such modification or amendment shall be such, or shall be so construed, as to:

     (a) Cause or permit any assets of the Trust to be diverted to purposes other than the exclusive benefit of Participants and their beneficiaries, as provided in Section 13.2;

     (b) Reduce the benefits then accrued, or the nonforfeitable interest in such benefits, of any Participant in the Plan; or

     (c) Change, without the prior written consent of the Trustee or Administrator, any of the powers, rights, duties or obligations of the Trustee or Administrator, as the case may be,

unless such modification or amendment is necessary or appropriate in order to qualify the Plan or Trust under section 401(a) or 501(a) of the Code, or to retain such qualified status, or to insure compliance of the Plan with ERISA.

     12.2 TERMINATION. Although the Sponsor expects to continue the Plan indefinitely, it expressly reserves the right to terminate it at any time by an instrument in writing, the termination to be effective on the date specified in such instrument. From and after the termination date, no further contributions shall be made by the Company and the Trustee shall proceed with the liquidation of the Trust. In the event of a termination or partial termination of the Plan, or the complete discontinuance of contributions by the Company, each affected Participant or other person entitled to benefits under the Plan shall be entitled to a nonforfeitable benefit, payable as otherwise provided in the Plan, equal in amount to the value of the Participant's Accounts determined as of the Valuation Date coinciding with or immediately preceding the date distribution is to be made or commence. If the Company or an Affiliated Company maintains a defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), a Participant's benefits will not be distributed without the Participant's consent. In the event a successor plan, as defined for purposes of section 401(k) of the Code, is established or maintained, distribution shall be made in accordance with the requirements of such Code section. Upon the completion of distributions, the Trust will terminate and no Participant or other person shall have any claims under the Plan or Trust, except as required by applicable law.

     12.3 NOTICES WITH RESPECT TO TERMINATION. No payment of benefits or distribution of assets shall be made by the Trustee hereunder until receipt by it of written confirmation from the Sponsor that it has given all notices and prepared and filed all reports which may be required by law.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS


     13.1 PARTICIPANT AND EMPLOYEE RIGHTS. The Plan shall not be deemed to give any Participant or Employee the right to be retained in the employ of the Company or an Affiliated Company, or confer on any Participant or Employee any rights, legal or equitable, except such as are expressly set forth in the Plan. No provision of the Plan nor any action taken by the Company under the Plan shall in any way prevent the Company or an Affiliated Company from terminating the employment of any Employee or Participant at any time, nor subject it to any liability under this instrument for any such termination.

     13.2 EXCLUSIVE BENEFIT. The Plan and Trust are for the exclusive benefit of the Employees of the Company and the Affiliated Companies. No part of the assets of the Trust shall be held for purposes other than the exclusive benefit of Participants and their beneficiaries and the payment of expenses of administering the Plan and Trust. Except as provided in Sections 4.11 and 13.4, no funds paid to the Trust under the Plan and no funds or property at any time held by the Trustee shall revert or inure to the possession, ownership or control of the Company.

     13.3 RELEASE BY PARTICIPANTS. Except to the extent that it relieves the Company, the Administrator or the Trustee from responsibility or liability for any responsibility, obligation or duty owing to the Plan or any Participant, any payment to any Participant or to any person entitled to a benefit under the Plan, made in accordance with the provisions of this instrument, shall to the extent thereof be in full satisfaction of all claims against any or all of the Trustee, the Administrator and the Company, any of whom may require such Participant or person, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrator or the Company, as the case may be.

     13.4 FAILURE OF INITIAL QUALIFICATION. If the Plan is a new plan and it is determined by the Internal Revenue Service that the Plan does not initially qualify under section 401(a) of the Code, all assets then held in the Trust shall be returned to the Company within one year of the date the application is denied; PROVIDED, that the application is made by the time prescribed by law for filing the Company's income tax return for the fiscal year in which the Plan is adopted. Upon such distribution the Plan will be considered to be rescinded and to be of no force or effect.

     13.5 MERGER. In the event of any merger or consolidation of the Plan with any other plan, or in the event of any transfer of assets and liabilities from the Plan to any other plan, the assets of the Plan applicable to any Participant shall be transferred to such other plan only if the benefit to which such Participant is entitled immediately after the merger, consolidation or transfer (determined as if the plan had then terminated) is equal to or greater than the benefit which he or she would have been entitled to receive if the Plan had terminated immediately prior to such merger, consolidation or transfer.

     13.6 GOVERNING LAW. This instrument shall be construed, and the rights and liabilities of all persons hereunder shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, to the extent not preempted by ERISA.

         NUTTER, McCLENNEN & FISH


         VOLUME SUBMITTER DISCRETIONARY CONTRIBUTION PLAN


         ADOPTION AGREEMENT

ARTICLE I


                                    ADOPTION

The Sponsor hereby adopts a discretionary contribution plan in the form of the Nutter, McClennen & Fish Volume Submitter Discretionary Contribution Plan. The name of the Plan is

                   The MacDermid Equipment 401K Plan
-------------------------------------------------------------------------

         The Plan

         Select one:
            [x]   is initially established as of the Effective Date.

            [ ] is an amendment and restatement of _______________ which was initially established on _____________________.

This Adoption Agreement constitutes part of the Plan. Capitalized terms have the same meanings as in the Plan document.


                                   ARTICLE II
                                   DEFINITIONS

2.11 "Compensation" under Section 2.11(c) means (select one):

      Select one:
         [ ]        the amounts specified in Section 2.11(a).

         [ ]        the amounts specified in Section 2.11(b).

         [ ] wages within the meaning of section 3401(a) of the Code and all other payments of compensation paid to the Participant while a Participant by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Participant a written statement under sections 6041(d), 6051(a)(3), and 6052 of the Code. Compensation under this paragraph shall be determined without regard to any rules under section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

         [ ] wages within the meaning of section 3401(a) of the Code, for purposes of income tax withholding at the source, paid to the Participant while a Participant, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

         [x]        other  SEE ATTACHMENT.

2.12 "Credited Service" under Section 2.12 shall NOT include the following:

          [ ]  there are no Breaks in Service under the Plan.

          [x] In the case of any Employee who does not have a nonforfeitable right to a benefit derived from contributions by the Company, years of Credited Service prior to any Break in Service shall not be taken into account if the number of consecutive One Year Breaks in Service is five or more. The aggregate number of years of Credited Service prior to such Break in Service shall be deemed not to include any years of Credited Service not required to be taken into account under this Section by reason of any prior Break in Service.

          [ ] In the case of any Employee who incurs five consecutive One Year Breaks in Service, Credited Service following such Break in Service shall not be taken into account for purposes of determining the Employee's nonforfeitable right to a benefit derived from contributions by the Company which accrued before such Break in Service.

          [ ] In the case of any Employee who incurs a Break in Service, years of Credited Service prior to such Break shall not be taken into account until he or she has completed a year of Credited Service after such Break in Service.

2.14     "Effective Date" under Section 2.14 means

                   January 1, 1999                                         .
          -----------------------------------------------------------------

2.17     "Eligible Employee" under Section 2.17 means

            [ x ] all Employees of the Company.

            [  ]  __________________________________________________________.

2.21 "Entry Date" under Section 2.21 means the following dates (which, with respect to any Participant, cannot be later than six months after the requirements for eligibility are satisfied)
            The first of any month
         -------------------------------------------------------------------

2.27     "Normal Retirement Age" under Section 2.27 means
          Age 65                                                             .
         --------------------------------------------------------------------

2.30     "Plan Year" and "Limitation Year" under Section 2.30 mean
           The 12 month period ending March 31st.                            .
         --------------------------------------------------------------------

                                   ARTICLE III
                                  PARTICIPATION

3.1 Each Eligible Employee of the Company shall become eligible to participate in the Plan upon satisfying ALL of the following indicated requirements:

     [ ]  the completion of an Hour of Service.
     [x] the completion of a period of employment of 30 days (without regard to Hours of Service).
     [ ] the completion of one Year of Service with respect to Elective Contributions.
     [ ]  the completion of ____________ Years of Service.
     [x]  the attainment of age 18 _________.


                                   ARTICLE IV
                                  CONTRIBUTIONS

4.2  Employee Contributions under Section 4.2

     [ ]  are permitted.
     [x]  are not permitted.

If permitted, Employee Contributions may be made in an amount equal to a whole percentage of the Participant's Compensation from ___ to ___ percent.

4.3  Elective Contributions under Section 4.3

     [x]  are permitted.
     [ ]  are not permitted.

If permitted, Elective Contributions may be made in an amount equal to a whole percentage of the Participant's Compensation from 1 to 15 percent.

A salary reduction agreement shall be effective as of the 1st day of the month _______ following its execution by the Participant.

4.4  Matching Contributions under Section 4.4

     [x]  will be made by the Company.
     [ ]  will not be made by the Company.

If permitted, Matching Contributions will be made, with respect to each eligible Participant, in an amount equal to 50% OF THE FIRST 6% OF ELECTIVE CONTRIBUTIONS INVESTED IN MACDERMID INCORPORATED COMPANY STOCK.

4.6 If the Company maintains, or has maintained, any other qualified plan or plans, contributions and benefits will be limited in accordance with the requirements of Section 4.6

     [x]  first under this Plan.
     [ ]  by the following means _____________________________________________
_______________________________________________________________________________.


4.12 Rollovers under Section 4.12

     [x] are permitted.
     [ ] are not permitted.


                                    ARTICLE V
                      ALLOCATION TO PARTICIPANTS' ACCOUNTS

5.2 A Participant will be entitled to share in the Company Contribution for a Plan Year if he or she

     Select all that apply:
     [ ]  has been a Participant at any time during the Plan Year.
     [x]  is a Participant on the last day of the Plan Year.
     [x]  has completed  1000  Hours of Service during the Plan Year.
     [x] retires or dies during the Plan Year (without regard to Hours of Service).

5.3  Forfeitures for a Plan Year shall be

     [x] applied to reduce contributions by the Company for the Plan Year if related to Company matching contributions under Section 4.4.

     [x] allocated to Participants who are Participants on the last day of the Plan Year in the proportion that each Participant's Compensation bears to the total Compensation of all such Participants if related to Company Contributions under Section 4.1.

5.5  The Trust shall be invested under Section 5.5 as follows:

     [x] Each Participant shall direct the investment of the following percentages of amounts in his or her Accounts:

          100% of Elective Contributions                                       .
          ---------------------------------------------------------------------

     [ ] The Trustee shall direct the investment of the following portion of the Trust:

          _____________________________________________________________________.

     [ ] An investment manager shall direct the investment of the following portion of the Trust: ______________________________________________.



                                   ARTICLE VI
                                   RETIREMENT

6.2  Retirement in the event of disability

     [x]  is permitted under the Plan.
     [ ]  is not permitted under the Plan.


                                   ARTICLE VII
                                    BENEFITS

7.3 Each Participant's nonforfeitable percentage of amounts held in his or her Company Contribution and Matching Contribution Accounts upon termination of employment prior to Normal Retirement Age under Section 7.3 shall be

     [x] 100 percent after five years of Credited Service.
     [ ] a percentage determined in accordance with the following schedule:

         If the period of his or   The applicable
         her Credited Service is:           percentage shall be:
         ------------------------------------------------------

                  Less than 3 years                  0%
                  3 but less than 4 years            20%
                  4 but less than 5 years            40%
                  5 but less than 6 years            60%
                  6 but less than 7 years            80%
                  7 years or more                    100%

     [ ]  other _________________________________________.


     7.5 Distribution of benefits under Section 7.5 may be made in the following forms:

         [ ]   an immediate lump sum payment.
         [ ]   substantially equal installments payable not less frequently than annually over a period not to exceed the life expectancy of the Participant or the joint life expectancies of the
               Participant and his or her beneficiary.
         [ ]   an annuity.

          [x]  any combination of the above.
          [ ] Annuity distributions under Section 7.7 will be the normal form of benefit under the Plan.

7.6 In the event of termination of employment for reasons other than retirement or death, a Participant

          [x] may elect to receive benefits prior to his or her Normal Retirement Date.
          [ ] may not elect to receive benefits prior to his or her Normal Retirement Date.
          [x]  may elect to defer the commencement of benefits.
          [ ]  may not elect to defer the commencement of benefits.

7.6 Distribution of benefits shall be made or commence under Section 7.6 as of any __________ day of any

          [x]  month.
          [ ]  calendar quarter.
          [ ]  year.

7.7 Life expectancies of the Participant and the Participant's spouse

          [ ]  shall be recalculated annually.
          [x]  shall not be recalculated.


                                  ARTICLE VIII
          WITHDRAWALS AND LOANS

8.1 Hardship withdrawals under Section 8.1

          [x]  are permitted.
          [ ]  are not permitted.

8.2 Withdrawals after age 59 1/2 under Section 8.2

          [x]  are permitted.
          [ ]  are not permitted.

8.3 Other withdrawals from Participants' Company and Matching Contribution Accounts under Section 8.3

          [ ]  are permitted.
          [x]  are not permitted.

8.4 Loans to Participants under Section 8.4

          [x]  are permitted.
          [ ]  are not permitted.


                                   ARTICLE IX
                              TOP-HEAVY PROVISIONS

9.1 If the Company maintains a defined benefit plan required to be aggregated with the Plan, the top-heavy minimum will be provided

          [x]  under Section 9.1 of the Plan.

          [ ]  by the following means ________________________________________
_________________________________________________________________.


     IN WITNESS WHEREOF, the Sponsor has caused this Adoption Agreement to be executed

this           day of                            , 199.



         By __________________________________________
________ Its__________________________________________



Accepted by the Trustee:




______________

By ___________

                         MACDERMID EQUIPMENT 401(K) PLAN


                          Attachment to Plan and Trust

         WHEREAS, the Plan and Trust have not been amended to reflect certain changes in the employee benefit plan qualification requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code") enacted since the Plan and Trust were established, including changes to the qualification requirements made by the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997; and

         WHEREAS, the remedial amendment period with respect to the foregoing qualification changes has been extended generally until the last day of the first plan year beginning on or after January 1, 2000, see generally Revenue Procedure 99-23, I.R.B. 1999-16, 5 (April 5, 1999); and

         WHEREAS, notwithstanding the extension of the remedial amendment period for these qualification changes, the Employer desires that the Plan and Trust be administered in accordance with applicable law in effect during the remedial amendment period;

         NOW, THEREFORE, the Employer directs that the Plan and Trust be deemed to have been amended, solely for purposes of plan administration, as follows:

         1. "Compensation" shall (i) be determined without regard to the final sentence of Section 2.11, and (ii) include any elective deferral (as defined in section 402(g)(3) of the Code) and any amount that is contributed or deferred by the Company at the election of the Employee and which is not includable in the gross income of the Employee by reason of section 125 of the Code.

         2. The definition of "Highly Compensated Employee" set forth in Section
2.23 shall be replaced with the following definition:

         "`Highly Compensated Employee' means an Employee who (a) was a 5-percent owner, as defined in section 416(i)(1) of the Code, of the Company, at any time during the Plan Year or the preceding Plan Year, or (b) for the preceding Plan Year received Compensation from the Company in excess of $80,000 (adjusted as provided in Section 415(d) of the Code), and, if the Company elects the operation of the remainder of this clause (b), was in the top twenty percent of all Employees of the Company on the basis of Compensation for such preceding Plan Year."

         3. Section 2.24 of the Plan is amended by inserting immediately after paragraph (e) of said Section 2.24 the following new paragraph.

         "(f) To the extent not already credited under paragraph (a), (b), (c),
(d) or (e) of this Section, each period of qualified military service in the uniformed services (as defined for purposes of section 414(u)(5) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA")) served by an Employee shall be considered, upon reemployment of the Employee by the Company under USERRA, for purposes of the Plan to be service with the Company for purposes determining such Employee's eligibility, if any, to receive Matching Contributions and such Employee's nonforfeitable interest therein."

          4.   Section 4.7 of the Plan is amended as follows:

               (i) delete the first and second sentences of Section 4.7(a) in their entirety and insert in lieu thereof the following:

                            "For each Plan Year, the Administrator shall determine for each Employee eligible to make Elective Contributions the ratio of his or her Elective Contributions for the immediately preceding Plan Year to his or her Compensation for such preceding Plan Year. To the extent permitted under Treasury Regulations, the Committee may take into account only that portion of such preceding Plan Year during which the Employee was a Participant."

               (ii) delete the third sentence of Section 4.7(c) in its entirety and insert in lieu thereof the following:

                            "If a distribution becomes necessary, it will be applied first to the Participant who is the Highly Compensated Employee having the highest actual deferral amount, until the limits of section 401(k)(3) are met or until such Participant's actual deferral amount is reduced to the same amount as that of the Participant who is the Highly Compensated Employee having the next highest actual deferral amount."

              (iii) delete the eighth sentence of Section 4.7(c) in its
                    entirety.

          5.   Section 4.8 of the Plan is amended as follows:

               (i) delete the first sentence of Section 4.8(a) in its entirety and insert in lieu thereof the following:

                            "For each Plan Year, the Administrator shall determine for each Employee eligible for Matching Contributions, the ratio of the Matching Contributions made on his or her behalf for the immediately preceding Plan Year to his or her Compensation for such preceding Year."

               (ii) delete the third sentence of Section 4.8(b) in its entirety and insert in lieu thereof the following:

                            "If a distribution becomes necessary, it will be first applied to the Participant who is the Highly Compensated Employee with the highest actual contribution amount, until the limits of Code section 401(m)(2) are met or until such
                            Participant's actual contribution amount is reduced to the same contribution amount as that of the Participant who is the Highly Compensated Employee having the next highest actual contribution amount."

              (iii) delete the seventh sentence of Section 4.8(b) in its entirety.

          6. Section 7.11 of the Plan is amended by deleting from the first sentence thereof the reference to "$3,500" and inserting in lieu thereof "$5,000".

          7. Section 7.16 of the Plan is amended by deleting the provisions of subsection 7.16(b) in their entirety and by inserting in lieu thereof the following:

              "The April 1 next following the end of the later of (i) the calendar year in which the Participant attains age 70 1/2, and
              (ii) except with respect to a Participant who is a 5 percent owner (as defined in section 416(i)(1)(B)(i) of the Code) of the Company for the Plan Year ending in the calendar year in which the Participant attains age 70 1/2, the calendar year in which the Participant retires."

          8. Section 7.17 of the Plan is amended by designating the first (and only) paragraph thereof as "(a)" and by inserting after such subsection (a) the following new subsection:

         "(b) The non-alienation rule of Section 1(a) above shall not apply to any offset, as defined by the Administrator, of a Participant's benefit(s) under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

              (i) the order or requirement to pay arises (1) under a judgment of conviction for a crime involving the Plan; (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of the ERISA; or (3) pursuant to a settlement agreement between the Secretary of the United States Department of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary (as defined in Section 3(21) of ERISA) or any other person; and

               (ii) the judgment, order, decree, or settlement agreement
                    expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefit(s) provided under the Plan; and

              (iii) in a case in which the survivor annuity requirements of
                    Section 205 of ERISA or Section 401(a)(11) of the Code apply with respect to distributions from the Plan to the Participant, if the Employee has a spouse at the time at which the offset is to be made;

                   (1) either:

                       (A) such spouse has consented in writing to such offset and such consent is witnessed by a notary public or Plan representative designated by the Administrator (or it is established to the satisfaction of such Plan representative that such consent may not be obtained by reason of circumstances described in
                            Section 205(c)(2)(5) of ERISA or Section
                            417(a)(2)(B) of the Code, or

                       (B) an election to waive the right of the spouse to a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of Section 205(c) of ERISA or Section 417(a) of the Code; or

                   (2) such spouse is ordered or required in such judgment,
                       order, decree, or settlement to pay an amount to the Plan in connection with a violation of Part 4 of Subtitle B of Title I of ERISA; or

                   (3) in such judgment, order, decree, or settlement, such
                       spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Section 205(a)(1) of ERISA or
                       Section 401(a)(11)(A)(i) of the Code, and under a qualified preretirement survivor annuity provided pursuant to Section 205(a)(2) of ERISA or Section 401(a)(11)(A)(ii) of the Code, determined in accordance with Section 206(d)(5) of ERISA and
                       Section 401(a)(13)(D) of the Code."

                                            MacDermid Equipment, Inc.


Dated: ________________                     By: _______________________________
                                                Title:

Accepted by the Trustee:

By:_____________________
     Title:

Dated: __________________

                               MACDERMID EQUIPMENT
                                   401(k) PLAN

                        Attachment to Adoption Agreement


SECTION 2.11  "Compensation" under Section 2.11(c) means (a) for purposes of
              Section 4.3, the amounts specified in Section 2.11(b); and (b) for purposes of Section 5.2, with respect to any Participant, such Participant's wages for the Plan Year within the meaning of Code
              Section 3401(a) (for the purposes of income tax withholding at the source), excluding (even if includable in gross income) overtime, commissions, bonuses, reimbursements or other expense allowances, fringe benefits (cash or noncash), deferred compensation, and welfare benefits.

                                          MACDERMID EQUIPMENT, INC.


Dated: __________________________         By: _________________________________
                                              Title:

Accepted by the Trustee:


By: _____________________________
    Title: